                                      Change of Control Agreement - EXHIBIT 10.1
    Standard contract provided to senior management - approximately 20 employees

                              SEVERANCE AGREEMENT
                              -------------------

     THIS AGREEMENT, made this ______ day Of __________, _____, (the "Effective Date") between SALEM BANK & TRUST, N.A. (the "Employer") and
______________________________ (the "Employee"),


WITNESSETH:

     WHEREAS, the Employee is currently employed by Employer as _____________ _________________________________________;

     WHEREAS, the Employer desires to offer the Employee certain protections in the event of a change in control of the Employer (as hereinafter defined);

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer and the Employee agree as follows:

     1.   Definitions.  As used in this Agreement, the following terms have the
          -----------
indicated meanings.


          (a) "Cause" means (i) the willful and continued failure by the Employee to substantially perform his duties with the Employer (unless resulting from the Employee's incapacity due to physical or mental illness), or (ii) the willful engaging by the Employee in illegal conduct which is demonstrably and materially injurious to the Employer.

          (b) "Change in Control" means a change in control of the Employer which shall have occurred at such time as any of the following events or transactions take place without the prior or subsequent approval of the Incumbent Board (as hereinafter defined): (i) the Federal Reserve Board should have approved a notice filed by any Person (as hereinafter defined) with respect to Employer pursuant to either 12 C.F.R. (S)225.11 or 12 C.F.R. (S)225.41 (or any successor regulation thereto), as either is in effect on the date hereof;
(ii) any Person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 or any successor regulation thereto), directly or indirectly, of 25% or more of the combined voting power of Employer's outstanding securities ordinarily having the right to vote at elections of its directors; or (iii) individuals who constitute Employer's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Employer's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board shall be considered as though such Person were a member of the Incumbent Board for purposes of this
Section 1.

          (c) "Good Reason" means (i) a material reduction in the Employee's fringe benefits, not imposed on other employees of similar rank or (ii) a freeze or reduction of the Employee's salary not applied to other employees of similar rank.

          (d) "Person" means any individual, corporation, partnership, group, association or other "Person," as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than Employer or any employee benefit plan(s) sponsored by Employer.

          (e) "Termination Date" means the date on which the Employee's employment with the Employer terminates for any reason.

     2.   Employment.  The Employer hereby agrees to employ the Employee and
          ----------
provide certain severance benefits, and the Employee hereby agrees to serve the Employer, on the terms and conditions set forth herein.

     3.   Term of Agreement
          -----------------

          (a) This Agreement shall be effective for an initial term of two (2) years commencing on the Effective Date, unless sooner terminated in accordance with the terms and conditions hereinafter set forth. Upon each anniversary of the Effective Date, the term of this Agreement shall be automatically extended for an additional period of one (1) year, unless at least thirty (30) days' prior written notice by either party is given to the other party of intent to terminate this Agreement upon expiration of the then-current term.

          (b) Notwithstanding anything in this Agreement to the contrary, this Agreement shall continue in effect for a period three (3) years beyond the date of a Change in Control, if one shall have occurred during the term of this Agreement.

     4.   Position and Duties.  The Employee shall serve in  the position of
          -------------------
____________________________________________ and have such responsibilities, duties and authority as are described in the Job Description for such position and as are set forth generally in Employer's Personnel Manual.

     5.   Compensation and Related Matters.  During the period of the Employee's
          --------------------------------

employment hereunder, the Employee will participate in the Employer's standard compensation plan for officers and employees and any such bonus plans as the Employer, in its sole discretion, desires to offer to the Employee from time to time.

     6.   Termination Prior to a Change in Control.  The Employee acknowledges
          ----------------------------------------
that, prior to any Change in Control, his employment is AT WILL, that he may be terminated by the Employer for any reason or for no reason whatsoever and that in the event of such termination, the Employee shall have no rights hereunder.

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     7.   Termination Following a Change in Control.
          -----------------------------------------

          (a) Upon termination of the Employee's employment following a Change in Control and prior to the expiration of this Agreement specified in Section 3(b) above, unless such termination is because of the Employee's death, retirement, or extended absence because of disability pursuant to Employer's personnel policies, by the Employer for Cause, or by the Employee for other than Good Reason, the Employer shall pay, or cause to be paid to the Employee the following benefits:

               (i) The Employer shall pay the Employee his full salary through the Termination Date at the rate then in effect -and all other unpaid amounts, if any, to which the Employee is then entitled under any employment benefit plan or arrangement of the Employer;

               (ii) As severance pay and in lieu of any further salary for periods subsequent to the Termination Date, the Employer shall pay, or cause to be paid, to the Employee an amount in cash equal to 2.99 times the Employee's annualized includable compensation for the base period, within the meaning of
Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended, or any successor provision;

               (iii) The Employer shall provide, for the continued benefit of the Employee for a period terminating on the earliest of (A) three (3) years after the Termination Date or (B) the commencement date of equivalent benefits from a new employer, all medical benefits utilized by the Employee immediately prior to the Termination Date. The Employee shall not be required to pay any premiums or other charges in an amount greater than that which he would have paid in order to be entitled to such benefits had his employment not been terminated.

          (b) Except as specifically provided by subparagraph 7(a)(iii) above, the amount of any payment provided for in this Section 7 shall not be reduced, offset or subject to recovery by the Employer by reason of any compensation earned by the Employee as the result of employment by another employer after the Termination Date, or otherwise.

     8.   Taxes.  All payments to be made to the Employee under this Agreement
          -----
will be subject to required withholding of federal, state and local employment taxes.

     9.   Notices.  For the purposes of this Agreement, notices and other
          -------
communications provided for hereunder must be in writing and will be deemed given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of the Employer, to:

                    Mr. Clark Owen, Jr.
                    President
                    Salem Bank & Trust, N.A.
                    220 East Main Street
                    P.O. Box 979
                    Salem, Virginia 24153
or, in the case of the Employee, to the address set forth below the Employee's signature or to such other address as either party may have furnished to the other in writing in accordance herewith, such notice of change of address to be effective upon receipt.

     10.  Miscellaneous.  This Agreement may not be waived, modified or
          -------------
discharged except by a written instrument signed by both parties hereto. No waiver by either party or any breach by or compliance with any provision of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter hereof which are not expressly set forth in this Agreement. The validity, construction, interpretation and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

     11.  Validity.  The invalidity or unenforceability of any provision of this
          --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12.  Employee's Commitment.  The Employee agrees that subsequent to his
          ---------------------
employment with the Employer, he will not communicate or disclose to any unauthorized person, without the Employer's prior written consent, any proprietary or confidential information concerning the Employer or any affiliate of the Employer, unless required by legal process or by law.

     13.  Other Agreements.  To the extent that any other agreement between the
          ----------------
Employer and the Employee limits, qualifies or is inconsistent with this Agreement, the terms of this Agreement shall prevail.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


ATTEST:                                 SALEM BANK & TRUST, N.A.

_________________________               By:_____________________________________
                                                          President


                                        EMPLOYEE
                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                           ADDENDUM APPROVED 4-55-95
                           -------------------------

X.   TAXES.
     -----

     10.1 AR payments to be made to Employee under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

     10.2 Anything in this Agreement to the contrary notwithstanding, in the event that mutually satisfactory independent auditors (the "Auditors") shall determine that any payment or distribution by Employer to 'or for Employee's benefit (whether paid or payable or distributed pursuant to the terms of this Agreement or otherwise) (a 'Payment') would be a "parachute payment" as defined in Section 280G of the Internal Revenue Code (the "Code"), then the aggregate present value of amounts payable or distributable to or for Employee's benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this subsection 10.2 of this Section Y, the "Reduced Amount' shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments such that the aggregate present value of Payments equals the Reduced Amount.

     10.3 If the Auditors determine that any Payment would be a "parachute payment" as defined in Section 280G of the Code, Employer shall promptly give Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. Employee may then elect in his sole discretion, which and what amount of Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount), and Employee shall advise Employer in writing of Employee's election within 10 days of Employee's receipt of notice. If no such election is made by Employee, Employer may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify Employee promptly of such election. For purposes of this subsection
10.3 of this Section X present value shall be determined in accordance with
Section 280G(d)(4) of the Code. AU determinations made by the Auditors under this paragraph shall be made within 60 days of the Notice of Termination. In accordance with Section VU hereof and as promptly as practicable following such determination and the elections hereunder, Employer shall pay to or distribute to or for Employee's benefit such amounts as are the due to Employer under this Agreement and shall promptly pay to or distribute for Employer's benefit in the future such amounts as become due to Employee under this Agreement.

     10.4 As a result of the uncertainty in this application of Section 280G of the Code at the time of the initial determination by the Auditors hereunder, it is possible that Agreement Payments will have been made by Employer which should not have been made ("Overpayment") or that additional Agreement Payments will not have been made by Employer which should have been made ("Underpayment"), in each case consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against Employer or Employee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to Employee which Employee shall repay to Employer together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Employee to Employer if and to the extent such payment would not be considered for federal income tax purposes to reduce the amount of Payments which are considered to be "parachute payments" within the meaning of Section 280G of the Code. In the event that the Auditors, based upon controlling precedent, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by Employer to or for Employee's benefit together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code.

     10.5 If any of the Agreement Payments will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax that may hereafter be imposed (the "Excise Tax"), Employer shall pay to Employee at the time specified below an additional amount (the "Gross-up Payment") such that the net amount retained by Employee, after deduction of any Excise Tax on the Agreement Payments and any federal state and local income tax and Excise Tax upon the Gross-up Payment, but before deduction for any federal state or local income on the Agreement Payments, shall be equal to the total amount of the Agreement Payments.

     10.6 For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the total Agreement Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within
                                                                       ------
the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Auditors, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 28OG(b)(3) of the Code or are otherwise not subject to the Excise Tax, (ii) the amount of the Agreement Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Agreement Payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and
(iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     10.7 For purposes of determining the amount of the Gross-up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up

Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Employee shall repay to Employer at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by Employee if such repayment results in a reduction in Excise Tax and/or a federal state and local income tax deduction), plus interest on the amount of such repayment at the applicable federal rate. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), Employer shall make an additional Gross-up Payment in respect of such excess (plus any interest payable' with respect to such excess) at the time that the amount of such excess is finally determined.

     10.8 The Gross-up Payment or portion thereof provided for above shall be paid not later than the thirtieth (30th) day following payment of any amounts under Section 7. provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, Employer shall pay to Employee on such day an estimate, as determined in good faith by Employer, of the minimum amount of such payments and shall pay the remainder of
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such payment (together with interest at the applicable federal rate) as soon as the amount thereof can be determined, but in no event later than the forty-fifth
(45th) day after payment of any amounts under Section 7. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Employer to Employee, payable on the fifth (5th) day after demand by Employer (together with interest at the applicable federal rate).

     10.9 AR determinations made by the Auditors pursuant to this Section X shall be binding upon Employer and Employee.


ATTEST:                                 SALEM BANK & TRUST, N.A.


_________________________________       By:_____________________________________
                                                         President

                                   EMPLOYEE: ______________________________